Exhibit 4.2

PRICELINE.COM INCORPORATED

ISSUER

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 13, 2004

1.00% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2010

SECOND SUPPLEMENTAL INDENTURE, dated as of December 13, 2004 (the “Second Supplemental Indenture”), between PRICELINE.COM INCORPORATED, a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”), to the indenture, dated as of August 1, 2003, between the Company and the Trustee (the “Original Indenture”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture providing for the issuance of 1.00% Convertible Senior Notes due August 1, 2010 (the “Notes”) of the Company;

WHEREAS, the Company and the Trustee have heretofore executed and delivered the First Supplemental Indenture, dated as of October 22, 2003 (the “First Supplemental Indenture”), between the Company and the Trustee, amending the Original Indenture; and

WHEREAS, pursuant to Section 8.1 of the Original Indenture, the Company and the Trustee are authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

Section 1.  Amendment of Certain Provisions

(a)           The second sentence of the definition of “Common Stock” in Section 1.1 of the Original Indenture is hereby amended by deleting the words “or repurchase”.

(b)           Section 1.12 of the Original Indenture is hereby amended by deleting the words “(whether the same is payable in cash, shares of Common Stock or a combination thereof in the case of the Repurchase Price or Change in Control Repurchase Price)”.

(c)           The fifteenth paragraph under “[FORM OF REVERSE]” in Section 2.2 of the Original Indenture is hereby amended by deleting the last sentence, which states “At the option of the Company, the Repurchase Price may be paid in cash, or subject to the fulfillment by the Company of the conditions set forth in the Indenture, by delivery of shares of Common Stock having a fair market value to the Repurchase Price (less any cash payments), or a combination of cash and Common Stock.”, and replacing such with the following sentence: “The Repurchase Price shall be paid in cash.”

(d)           The sixteenth paragraph under “[FORM OF REVERSE]” in Section 2.2 of the Original Indenture is hereby amended by deleting the last sentence,

which states “At the option of the Company, the Change in Control Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Change in Control Repurchase Price.”, and replacing such with the following sentence: “The Change in Control Repurchase Price shall be paid in cash.”

(e)           The seventeenth paragraph under “[FORM OF REVERSE]” in Section 2.2 of the Original Indenture is hereby amended by deleting the first sentence, which states “For purposes of the two preceding paragraphs, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date or the Change in Control Repurchase Price, as the case may be.”

(f)            The second paragraph under “ELECTION OF HOLDER TO REQUIRE REPURCHASE” in Section 2.2 of the Original Indenture is hereby amended by replacing the words “or, at the Company’s election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (less any cash payments) (as set forth below), or a combination of cash and Common Stock” with the words “equal to 100% of the principal amount to be repurchased”.

(g)           The fourth paragraph in Section 3.1 of the Original Indenture is hereby amended by deleting the words “whether payable in cash or in shares of Common Stock or a combination thereof,”.

(h)           The third paragraph in Section 10.8 of the Original Indenture is hereby amended by deleting the words “, repurchase or redemption”.

(i)            Section 14.1 of the Original Indenture is hereby amended by deleting the words “, subject to the provisions of Section 14.3” in the first sentence, deleting the second sentence, which states “At the option of the Company, the Repurchase Price may be paid in cash, or subject to the fulfillment by the Company of the conditions set forth in Section 14.3, by delivery of shares of Common Stock having a fair market value to the Repurchase Price (less any cash payments), or a combination of cash and Common Stock.”, and replacing such second sentence with the following sentence: “The Repurchase Price shall be paid in cash.”

(j)            Section 14.2 of the Original Indenture is hereby amended by deleting the words “but subject to the provisions of Section 14.3,” in the first sentence, deleting the third sentence, which states “At the option of the Company, the Change in Control Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 14.3, by delivery of shares of Common Stock having a fair market value equal to the Change in Control Repurchase Price (less any cash payments), or a combination of cash and Common Stock.”, and replacing such third sentence with the following sentence: “The Change in Control Repurchase Price shall be paid in cash.”

(k)           Section 14.3 of the Original Indenture is hereby amended by deleting all the text, including the heading, in the Section and replacing such with the word “RESERVED”.  The entry for Section 14.3 in the Table of Contents of the Original Indenture is hereby amended by deleting the words “Conditions to the Company’s Election to Pay the Repurchase Price or the Change in Control Repurchase Price in Common Stock” and replacing such with the word “RESERVED”.

(l)            Section 14.4(1)(C) of the Original Indenture is hereby amended by deleting the words “and whether the Repurchase Price, or the Change in Control Repurchase Price, as the case may be, shall be paid by the Company in cash or by delivery of shares of Common Stock, or a combination thereof (and the applicable ratio of cash and Common Stock),”.

(m)          Section 14.4(1)(H) of the Original Indenture is hereby amended by deleting the words “and, if the Security is a Restricted Securities Certificate, the place or places that the Surrender Certificate required by Section 14.4 shall be delivered,”.

(n)           The first sentence in Section 14.4(2) of the Original Indenture is hereby amended by deleting the words “and, in the event that any portion of the Repurchase Price or the Change in Control Repurchase Price, as the case may be, shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued,”.

(o)           Section 14.4(4) of the Original Indenture is hereby amended by deleting the words “in cash or shares of Common Stock, as provided in Section 14.3,” and deleting the words “or, if shares of Common Stock are to be paid, on the date that is 35 days after the date of the Company’s Notice,”.

(p)           Section 14.4(7) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(q)           Section 14.4(8) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(r)            Section 14.4(9) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(s)           Section 14.4(10) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(t)            Annex B of the Original Indenture is hereby amended by deleting the words “or 14.3(9)” in the introductory text and deleting both instances of the words “or repurchase” in the text immediately below the heading “1.00% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2010”.

Section 2.  Effect On The Original Indenture

Except as amended by the First Supplemental Indenture and this Second Supplement Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 3.  Governing Law

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

Section 4.  Defined Terms

Unless otherwise indicated, capitalized terms used in this Second Supplemental Indenture and not defined shall have the respective meanings assigned to them in the Original Indenture.

Section 5.  Trustee Disclaimer

The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 6.  Counterparts and Method of Execution

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.  Effect of Headings

Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.  Separability Clause

In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President